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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 1994, which appears on page 18 of the 1993 Annual Report to Stockholders of Dreyer's Grand Ice Cream, Inc., which is incorporated by reference in Dreyer's Grand Ice Cream, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 25, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 18 of such Annual Report on Form 10-K.


/s/ Price Waterhouse LLP
- -------------------------
Price Waterhouse LLP

San Francisco, California
November 10, 1994